UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 8, 2005 (June 6, 2005)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 Highway 34, Building C, Farmingdale, New Jersey 07727
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (732) 919-3150
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On June 6, 2005, Mr. Charles B Porciello was elected to serve as a member of the Board of Directors of Level 8 Systems, Inc.  Mr. Porciello (U.S. Air Force Retired) is the Chief Executive Officer of Pilar Services, Inc. and brings over four decades of experience and leadership to Level 8.

Mr. Porciello graduated from the U.S. Military Academy with a BS in Engineering and received his Masters Degree in Management from the University of Nebraska.  Mr. Porciello retired from the U.S. Air Force in 1982 after serving his country for twenty five years.

In February 2005 Pilar Services, Inc. signed an agreement with Level 8 Systems, Inc. to resell Level 8’s products to third parties. The agreement is for one year and will automatically renew for one year terms.

Item 9.01(c) Exhibits

99.1 Press Release issued by Level 8 Systems, Inc., dated June 6, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2005                                LEVEL 8 SYSTEMS, INC.

By:/s/ John P. Broderick
                                                         John P. Broderick
                                         Chief Operating and Financial Officer,
                                         Corporate Secretary